EXHIBIT 10.3

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

by and between

WINDSOR ON THE RIVER, LLC,
a Delaware limited liability company

( “Seller”)

and

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

(“Buyer”)

1

TABLE OF CONTENTS
Page No.

1.	PURCHASE AND SALE 1

2.	PURCHASE PRICE 2

3.	PAYMENT OF PURCHASE PRICE 2

4.	BUYER'S REMEDIES 3

5.	ESCROW INSTRUCTIONS 3

6.	CLOSING 5

7.	BUYER'S REVIEW 5

8.	REPRESENTATIONS AND WARRANTIES 8

9.	COVENANTS 12

10.	ADJUSTMENTS AND PRORATIONS 15

11.	CLOSING DOCUMENTS 16

12.	COSTS 17

13.	CASUALTY OR CONDEMNATION 17

14.	ATTORNEYS' FEES 18

15.	ASSIGNMENT 18

16.	WAIVER 18

17.	GOVERNING LAW; TIME 18

18.	NOTICES 18

19.	ENTIRE AGREEMENT 19

20.	COUNTERPARTS; COPIES 19

21.	AUTHORITY 19

22.	RECORD ACCESS AND RETENTION 19

23.	CONTRACT CONSIDERATION 20

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EXHIBITS

Exhibit “A”	Real Property Description
Exhibit “B”	Personal Property Description
Exhibit “C”	Due Diligence Documents
Exhibit “D”	Form of Warranty Deed
Exhibit “E”	Form of General Assignment
Exhibit “F”	Form of Bill of Sale
Exhibit “G”	Form of Non-Foreign Certificate
Exhibit “H”	Form of Tenant Notice
SCHEDULES

Schedule 1	Leases
Schedule 2	Vendors

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PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of the 21st day of October, 2011, by and between WINDSOR ON THE RIVER, LLC, a Delaware limited liability company (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:
RECITALS:
A.Seller is the fee owner of that certain land with a multi‑family housing project consisting of four hundred twenty-four (424) units situated thereon, and which is located at 2200 Buckingham Drive NW, Cedar Rapids, Iowa, and more particularly described in Exhibit “A” attached hereto (together with all structures, improvements, machinery, fixtures and equipment affixed or attached to the land, the “Real Property”).
B.Seller desires to sell the Real Property, along with certain related personal and intangible property, to Buyer, and Buyer desires to purchase such real, personal, and intangible property from Seller in accordance with the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto mutually agree as follows:
1.Purchase and Sale. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, all of Seller's right, title, and interest in and to the following (collectively, the “Property”):
1.1The Real Property;
1.2All easements, licenses, interests, rights, and privileges appurtenant to the Real Property, including, without limitation, all water and water rights;
1.3All equipment, tools, machinery, materials, supplies and other tangible personal property owned by Seller and located on or used in connection with or arising out of the ownership of the Real Property as of the date hereof, as more particularly described in Exhibit “B” attached hereto (collectively, “Personal Property”);
1.4All leases and occupancy agreements relating to the Property in effect on the Date of Closing (as hereinafter defined), including all amendments thereto (collectively, “Leases”) (the Leases in effect on the date of this Agreement are identified on the rent roll attached hereto as Schedule 1);
1.5Subject to Section 7.6 below, all maintenance, supply or other contracts relating to the operation of the Property in effect as of the date hereof (collectively, “Contracts”), which Contracts are with the vendors identified on Schedule 2 attached hereto;
1.6All approvals, plans, studies and surveys relating to the Property (collectively, “Approvals”); and
1.7All entitlements and intangible personal property in connection with or arising out of the ownership of the Real Property, including, without limitation, all licenses, permits and certificates of occupancy for the Real Property and trade names and logos (collectively, “Intangible Property”).
2.Purchase Price. The total purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be THIRTY‑THREE MILLION AND 00/100 DOLLARS ($33,000,000.00), payable as provided in Section 3 below. The Purchase Price shall be comprised of the following: (a) the outstanding principal balance, as of the Closing Date (as defined in Section 6.1 below), of the existing promissory note (“Note”) given by Seller to Wells Fargo Bank, N.A. (“Lender”), in connection with a loan from Lender to Seller (“Loan”), which Note is secured by a mortgage on the Property, (b) the Deposit (as defined in Section 3.1 below), and (c) the Closing Funds (as defined in Section 3.2 below).
3.Payment of Purchase Price. The Purchase Price shall be paid as follows:
3.1Deposit. Within five (5) business days after the mutual execution of this Agreement, Buyer shall deliver to First American Title Insurance Company (“Escrow Holder”), which has an address of 5 First American Way, Santa Ana, California 92707, Attn: Ryan Hahn, the sum of FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) (“Initial Deposit”) in immediately available funds as a good faith deposit. The Initial Deposit and the Extension Deposit (as hereinafter defined), and all interest earned thereon, shall be collectively referred to in this Agreement as the “Deposit”. The Deposit shall be in the form of wire transfer, cash or certified or bank cashier's check. Escrow Holder shall place the Deposit in an interest-bearing account. All interest earned on the Deposit shall be included within the meaning of the term “Deposit” in this Agreement. If Closing occurs in accordance with this Agreement, the Deposit shall be applied against the Purchase Price. The Deposit shall be returned to Buyer if Escrow fails to close due to (i) Seller's breach of this Agreement, (ii) the failure of a Buyer condition to close, or (iii) a casualty or condemnation event as described in Section 13 below.
3.2Remainder of Purchase Price. Before Close of Escrow, Buyer shall deposit into Escrow immediately available funds in an amount which, when added to the Deposit and the outstanding balance under the Note as of the Closing Date, will equal the Purchase Price (“Closing Funds”), plus any additional amounts necessary to cover costs and/or prorations under this Agreement.
3.3Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE BUYER MATERIALLY DEFAULTS UNDER

OR MATERIALLY BREACHES THIS AGREEMENT, THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER'S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY.

SELLER'S INITIALS: _______	BUYER'S INITIALS: ________
4.Buyer's Remedies. SELLER AND BUYER AGREE THAT IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE SELLER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT OR IF SELLER OTHERWISE FAILS TO SATISFY ITS OBLIGATIONS UNDER THIS AGREEMENT, BUYER MAY (i) DEMAND THE RETURN OF THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON, WHICH DEMAND SHALL OPERATE TO TERMINATE THIS AGREEMENT IF NOT ALREADY TERMINATED, (ii) COMPEL SPECIFIC PERFORMANCE OF SELLER'S OBLIGATIONS UNDER THIS AGREEMENT, AND/OR (iii) PURSUE ANY AND ALL OTHER RIGHTS AND REMEDIES THAT MAY BE AVAILABLE TO BUYER AT LAW OR IN EQUITY.

SELLER'S INITIALS: _______	BUYER'S INITIALS: ________
5.Escrow Instructions.
5.1Opening of Escrow. Within three (3) business days after the mutual execution of this Agreement, the parties shall open an escrow (“Escrow”) with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions hereof. This Agreement shall be deposited in the Escrow and the provisions hereof shall constitute joint primary escrow instructions to Escrow Holder; provided, however, that the parties shall execute such additional instructions as requested by Escrow Holder not inconsistent with the provisions hereof. The date as of which Escrow Holder shall have received executed counterparts of this Agreement from both Seller and Buyer shall constitute the “Opening of Escrow.” Escrow Holder shall deliver written confirmation of the date of the Opening of Escrow to the parties in the manner set forth in Section 18 of this Agreement.
5.2Conditions to Close. Escrow shall not close unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:
5.2.1All contingencies and conditions to Buyer's obligation to close Escrow described in Sections 7 and 22.1 below have either been satisfied or waived in writing by Buyer.
5.2.2All funds and instruments described in Sections 3 and 11 have been delivered to Escrow Holder.
5.2.3The title department of Escrow Holder, which has an address of 5 First American Way, Santa Ana, California 92707, Attn: Kristen A. Hueter, shall have irrevocably committed to Buyer in writing to issue an ALTA extended owner's policy of title insurance, in form and content acceptable to Buyer in its sole and absolute discretion, insuring Buyer's title to the Real Property in an amount equal to the Purchase Price.
5.2.4Buyer and Seller shall have obtained, at Seller's sole cost and expense, Lender's consent to (i) the assumption by Buyer of the Loan, on terms acceptable to Buyer in its sole and absolute discretion, and (ii) the release of Seller from any obligations with respect to the Loan arising after the Closing Date (such assumption and release shall be hereinafter collectively referred to as the “Assumption”), effective as of the Closing Date.
5.2.5Seller and Buyer shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.
Any condition not otherwise satisfied or waived as of the Closing shall be deemed fully satisfied or waived by the party for whose benefit the condition had been included.
5.3Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 5.2 above, Escrow Holder shall transfer the Property as follows:
5.3.1Cause the Warranty Deed (as such term is hereinafter defined) to be recorded with the Recorder's Office in Linn County, Iowa;
5.3.2Deliver to the parties entitled thereto the other closing documents;
5.3.3Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property to Seller pursuant to instructions to be delivered by Seller to Escrow Holder, less the amount of all items, costs and prorations chargeable to the account of Seller; and
5.3.4Disburse the remaining balance of the funds deposited by Buyer to Buyer upon the Close of Escrow pursuant to instructions to be delivered by Buyer to Escrow Holder after all costs payable by Buyer pursuant to Section 12 below have been deducted.
6.Closing.

6.1Generally. Escrow shall close upon the recordation of the Warranty Deed in accordance with the provisions of this Agreement (“Date of Closing”, “Closing Date”, “Closing” or “Close of Escrow”). The Close of Escrow shall occur no later than the date that is thirty (30) days after the expiration of the Due Diligence Period (“Initial Scheduled Closing Date”) at the office of Escrow Holder, unless otherwise extended (i) by operation of Sections 7.3, 13 or 22.2 below, (ii) by Buyer pursuant to Section 6.2 below, or (iii) by written agreement between Buyer and Seller. Buyer shall have the option, in its sole and absolute discretion, to require that the Close of Escrow occur earlier than the Initial Scheduled Closing Date or the Rescheduled Closing Date (defined in Section 6.2 below) by giving written notice thereof to Seller and Escrow Holder.
6.2Extension Option. Notwithstanding Section 6.1 above, Buyer shall have the option (“Extension Option”) to extend the Initial Scheduled Closing Date for an additional thirty (30) days (“Rescheduled Closing Date”), in Buyer's sole and absolute discretion, by providing written notice to Seller of such election prior to the Initial Scheduled Closing Date. In such case, Buyer shall deposit with Escrow Holder an additional sum of FIFTY THOUSAND AND 00/100 DOLLARS ($50,000.00) (“Extension Deposit”) in immediately available funds.
7.Buyer's Review.
7.1Delivery of Documents. Within three (3) days after the Opening of Escrow, Seller shall, at the sole expense of Seller, deliver to Buyer all documents pertaining to the Property that have been prepared by, for or at the request of Seller or are in the possession of or available to Seller, including, without limitation, (i) the documents listed on Exhibit “C” attached hereto, to the extent applicable; (ii) copies of the Leases, Contracts and Approvals; (iii) copies of all architectural, engineering and other drawings, plans and specifications for the buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property; (iv) copies of all reports, studies, investigations, appraisals and other materials concerning the design, construction, condition or status of the Real Property or any of the buildings, structures, improvements, machinery, fixtures or equipment included in the Real Property, or any system, element or component thereof, or any past or present Release (as hereinafter defined) or threatened Release of any Hazardous Substances (as hereinafter defined) in, on, under or within the Real Property or any other real property in the vicinity of the Real Property, or the compliance of the Real Property with Environmental Laws (as hereinafter defined); and (v) copies of all environmental impact reports, negative declarations, environmental impact certifications, and zoning, land use or development agreements relating to the Real Property.
As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act,

42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Hazardous Substance Account Act. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.
7.2Access. Upon the execution of this Agreement, Seller shall allow Buyer or Buyer's agents or representatives access to the Property for purposes of any non-intrusive physical or environmental inspection of the Property and, to the extent copies are not provided to Buyer by Seller, review and copying of Seller's books and records relating to the Property and any of the documents described in Section 7.1 above, and other matters necessary in the discretion of Buyer to evaluate and analyze the feasibility of the Property for Buyer's intended use thereof. Buyer shall not conduct or authorize any physically intrusive testing of, on, or under the Property without first obtaining Seller's consent as to the timing and scope of work to be performed, which consent shall not be unreasonably withheld, conditioned or delayed.
7.3Title and Survey.
7.3.1Within three (3) days after the Opening of Escrow, Seller shall obtain (at its sole cost and expense) and have delivered to Buyer an abstract of title to the Real Property. Upon receipt of the abstract, Buyer shall obtain a preliminary report of title prepared by the title department of Escrow Holder regarding the Property (“Title Commitment”). Buyer shall have thirty (30) days following the later of (a) its receipt of the Title Commitment and any survey provided to Buyer pursuant to Section 7.3.2 below, and (b) the Opening of Escrow (“Title Objection Period”) in which to give Seller written notice of any objections Buyer has, in Buyer's sole and absolute discretion, to any matters shown on the Title Commitment (“Title Objection Notice”). All objections raised by Buyer in the manner herein provided are hereafter called “Objections.” Seller shall make reasonable efforts to remedy or remove all Objections (or agree irrevocably in writing to remedy or remove all such Objections at or prior to Closing) within fifteen (15) days following Buyer's delivery of the Title Objection Notice (“Seller's Cure Period”). In the event Seller is unable to remedy or cause the removal of any Objections (or agrees irrevocably to do so at or prior to Closing) within Seller's Cure Period, then Buyer, within ten (10) days after the expiration of Seller's Cure Period, shall deliver to Seller written notice electing, in Buyer's sole and absolute discretion, to either (i) terminate this Agreement, or (ii) unconditionally waive any such Objections, failing which Buyer shall conclusively be deemed to have elected (i) above. Any new title or survey information received by Seller or Buyer after the expiration of the Title Objection Period or Seller's Cure Period, as applicable, from a supplemental title report, survey or other source which is not the result of the acts or omissions of Buyer or its agents, contractors or invitees (each, a “New Title Matter”)

shall be subject to the same procedure provided in this Section 7.3 (and the Date of Closing shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for a New Title Matter), except that the Buyer's Title Objection Period and Seller's Cure Period for any New Title Matters shall be five (5) business days each. Close of Escrow shall be delayed as needed to accommodate such additional time periods.
7.3.2Within three (3) days after the Opening of Escrow, Seller shall provide Buyer with a copy of any existing survey of the Property in Seller's possession or control. Buyer may elect to obtain a new survey or revise, modify, or re-certify an existing survey of the Property as necessary in order for the title department of Escrow Holder to delete the survey exception from title or to otherwise satisfy Buyer's objectives.
7.4Buyer's Due Diligence. Subject to Section 22 below, Buyer shall have until the expiration of the Due Diligence Period (as defined below) to evaluate and analyze the feasibility of the Property for Buyer's intended use thereof, including, without limitation, the zoning of the Property, the physical, environmental and geotechnical condition of the Property and the economic feasibility of owning and operating the Property. As used in this Agreement, the term “Due Diligence Period” shall mean the period commencing on the later to occur of (i) Buyer's receipt of all of the documents described in Section 7.1 above, or (ii) the Opening of Escrow, and ending thirty (30) days thereafter, but in no event later than December 31, 2011. If, during the Due Diligence Period, Buyer determines that the Property is not acceptable for any reason whatsoever, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Due Diligence Period, to terminate this Agreement.
7.5Buyer's Termination Right. If Buyer exercises the right to terminate this Agreement in accordance with Sections 7.3 or 7.4 above, this Agreement shall terminate as of the date the termination notice is given by Buyer. If Buyer does not exercise the right to terminate this Agreement in accordance with Sections 7.3 or Section 7.4 above, Buyer shall deposit with Escrow Holder the Additional Deposit pursuant to Section 3.1 and this Agreement shall continue in full force and effect.
7.6Contracts. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to which of the Contracts Buyer elects to assume at Closing, in Buyer's sole and absolute discretion. Seller shall notify the vendors under those Contract(s) which Buyer has not agreed to assume and, provided that Closing occurs hereunder, such Contracts shall terminate effective as of the Date of Closing. Seller shall cooperate with Buyer, both before and after the Close of Escrow, to obtain any approvals or consents required to assign any Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required. If Seller fails to timely send any such request for approval or consent, Buyer may do so in Seller's name. Seller's obligations under this Section 7.6 shall survive the Close of Escrow.
8.Representations and Warranties.
8.1Seller's Representations and Warranties. The representations, warranties and covenants of Seller in this Section 8.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations, warranties and covenants of Seller. Such representations, warranties and covenants shall survive the Closing. Seller represents, warrants and covenants to Buyer as of the date of this Agreement and as of the Closing as follows:
8.1.1Seller is a limited liability company (i) duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) duly qualified to do business in the State of Iowa. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
8.1.2All of the Personal Property is described in Exhibit “B” attached hereto, which is an accurate and complete list of all tangible and intangible personal property owned by Seller relating to the ownership, management, operation, maintenance or repair of the Real Property. All of the Personal Property is located at the Real Property. Seller has good title to the Personal Property and the Intangible Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, except in connection with the Loan.
8.1.3All of the Leases are described in Schedule 1 attached hereto, and there are no persons leasing, using or occupying the Real Property or any part thereof except the tenants under the Leases. All of the Contracts are described in Schedule 2 attached hereto, which is an accurate and complete list of all presently effective contracts, agreements, warranties and guaranties relating to the leasing, advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property. All of the Approvals are described in Schedule 3 attached hereto, which is an accurate and complete list of all presently effective building permits, certificates of occupancy, and other certificates, permits, licenses and approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Real Property. Seller has good title to the Leases, the Contracts and the Approvals, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, except in connection with the Loan. All of the copies of the documents delivered to Buyer pursuant to Section 7.1 above are accurate and complete copies of all originals of the documents described in Section 7.1 above and fairly and accurately represent the financial, physical and environmental condition of the Property.
8.1.4All information concerning the Leases is accurate and complete. The Leases are in full force and effect and the full current rent is accruing thereunder. The Leases have not been amended or modified except as disclosed in writing to Buyer. No monthly rent has been paid more than one (1) month in advance (except as otherwise expressly permitted or required pursuant to the terms of the Lease) and no security deposit or prepaid rent has been paid except as otherwise disclosed in writing to Buyer. No tenant under the Leases is entitled to interest on any security deposit. The tenants have accepted possession of their respective premises under the Leases and all improvements and construction required to be performed by the landlord under the Leases have been completed. There is no existing breach or default by the landlord or by any tenant under the Leases and the tenants have no defenses, claims or demands against the landlord, under the Leases or otherwise, which can be offset against rents or other charges due or to become due under the Leases. No event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a breach or a default by the landlord or by any tenant under the Leases. Seller has received no notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases. No money is owed to any tenant for improvements or otherwise under the Leases and no improvement, moving, relocation or other payment or credit of any kind is presently owed, or will or could become due and payable, to any tenant under the Leases. There are no leasing commissions or other commissions, fees or compensation presently owed or which will become due and payable with respect to any of the Leases or which could become due and payable in the future upon the exercise of any right or option contained in any of the Leases. Except in connection with the Loan, Seller has not assigned, transferred, pledged or encumbered in any manner any of the Leases or any rents or other amount payable by any tenant thereunder.
8.1.5The Real Property has at all times been managed, operated, maintained and repaired by Seller in accordance with sound property management practice. There are no defects or deficiencies in the design, construction, fabrication, manufacture or installation of the Real Property or any part thereof or any system, element or component thereof. All systems, elements and components of the Property (including all machinery, fixtures and equipment, the roof, foundation and structural elements, and the elevator, mechanical, electrical and life safety systems) are in good working order and repair and sound operating condition. Seller has received no notice of any kind from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Real Property or any part thereof. The Real Property and every part thereof and the use and occupancy of the Real Property are in full compliance with all applicable building, earthquake, zoning, land use, environmental, antipollution, health, fire, safety, access and accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statutes, rules, regulations and ordinances and all covenants, conditions and restrictions applicable to the Real Property. Seller has received no notice, citation or other claim alleging any violation of any such law, statute, rule, regulation, ordinance, covenant, condition or restriction. The Approvals have been duly and validly issued, are in full force and effect, and are all of the certificates, permits, licenses and approvals that are required by law to own, operate, use and occupy the Real Property as it is presently owned, operated, used and occupied. Seller has fully performed, satisfied and discharged all of the obligations, requirements and conditions imposed on the Real Property by the Approvals.
8.1.6No Hazardous Substances are present in, on or under the Real Property or any nearby real property which could migrate to the Real Property, and there is no present Release or threatened Release of any Hazardous Substances in, on or under the Real Property. Seller has never used the Real Property or any part thereof, and has never permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances. No underground storage tanks of any kind are located in the Real Property. The Real Property and every part thereof, and all operations and activities therein and thereon and the use and occupancy thereof, comply with all applicable Environmental Laws, and neither Seller nor any person using or occupying the Real Property or any part thereof is violating any Environmental Laws. Seller has all permits, licenses and approvals (which are included in the Approvals) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, Seller is in full compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued and are in full force and effect. No claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property has been made or commenced, or is pending, or is being threatened or contemplated by any person.
8.1.7There is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or threatened or being contemplated against or involving Seller relating to the Real Property or any part thereof and there is no valid basis for any such litigation, arbitration or other legal or administrative suit, action, proceeding or investigation. There is no general plan, land use or zoning action or proceeding of any kind, or general or special assessment action or proceeding of any kind, or condemnation or eminent domain action or proceeding of any kind pending or threatened or being contemplated with respect to the Real Property or any part thereof. There is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes. No supplemental real property taxes have been or will be levied against or assessed with respect to the Real Property or any part thereof based on any change in ownership or new construction or other event or occurrence relating to the Real Property before the date of this Agreement, except any such supplemental real property taxes as have been paid in full and discharged.
8.1.8All water, sewer, gas, electric, steam, telephone and drainage facilities and all other utilities required by law or reasonably necessary or proper and usual for the full operation, use and occupancy of the Real Property are installed to the boundary lines of the Real Property, are connected with valid permits, and are adequate to service the Real Property and to allow full compliance with all applicable laws, and the cost of installation and connection of all such utilities to the Property has been fully paid.
8.1.9Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
8.1.10No withholding of tax or reporting will be required with respect to the sale of the Property by Seller.
8.1.11Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor has any such proceeding been instituted by or against Seller.
8.1.12Except for CB Richard Ellis, Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.
8.1.13All lenders with liens affecting the Property (i) have approved the transaction contemplated by this Agreement, and (ii) except in connection with the Loan, will reconvey such liens at the Close of Escrow.
8.1.14Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated herein, directly or indirectly, on behalf of, or instigating or facilitating the transaction contemplated herein, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in the transaction contemplated herein, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.
8.1.15Neither Seller nor any previous owner of the Property has sold, transferred, conveyed, or entered into any agreement regarding water or water rights relating to the Property, except as otherwise expressly set forth in the Title Commitment.
8.1.16No structures, improvements, machinery, signage, fixtures or equipment that constitute a portion of the Real Property encroach into or onto any property located adjacent to the Real Property.
8.2Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:
8.2.1Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California.
8.2.2Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms.

8.2.3None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by law or that the transaction contemplated herein or this Agreement is or will be in violation of law.
9.COVENANTS.
9.1Seller. Seller covenants and agrees with Buyer as follows:
9.1.1Between the date of this Agreement and the Closing Date, Seller shall not execute any additional lease affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Approvals in any respect without the prior approval of Buyer, which approval may be withheld in the sole and absolute discretion of Buyer; provided, however, that any Leases which are either executed or renewed in accordance with the current leasing practices of Seller, including, without limitation, current market rental rates, shall be deemed to be automatically approved by Buyer. Between the date of this Agreement and the Closing Date, Seller shall not consent to any assignment or sublease requested by any tenant under any of the Leases without the prior approval of Buyer, which approval shall not be unreasonably withheld or delayed. Between the date of this Agreement and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with sound property management practice (including, without limitation, maintenance of substantially the same advertising and marketing programs for the Real Property in effect as of the date of this Agreement), keep the Real Property and the Personal Property and every part thereof in good repair and working order and sound condition, comply with the Approvals and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Real Property or the Personal Property, keep the Leases, the Contracts and the Approvals in force, immediately give Buyer copies of all notices received by Seller asserting any breach or default under the Leases or the Contracts or any violation of the Approvals or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Real Property or the Personal Property, and perform when due all of Seller's obligations under the Leases, the Contracts and the Approvals in accordance with the Leases, the Contracts and the Approvals and all applicable laws. Seller shall not (i) create or agree to any easements, liens, mortgages, encumbrances or other interests that would affect the Property or Seller's ability to comply with this Agreement; (ii) initiate or consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; (iii) fail to pay when due and payable all taxes and other public charges assessed against the Real Property or Seller; (iv) fail to keep current and free from default any and all secured financing against the Real Property; or (v) fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller with respect to the Property. Between the date of this Agreement and the Closing Date, Seller shall keep in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property insuring against all risks of physical loss or damage, subject to standard exclusions, in an amount equal to the actual replacement cost (without deduction for depreciation) of such buildings, structures, improvements, machinery, fixtures and equipment.
9.1.2Between the date of this Agreement and the Closing Date, Seller shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in, on or under the Real Property, or use the Real Property for any such purposes, or Release any Hazardous Substances into any air, soil, surface water or groundwater comprising the Real Property, or permit any person using or occupying the Real Property or any part thereof to do any of the foregoing. Between the date of this Agreement and the Closing Date, Seller shall comply, and shall cause all persons using or occupying the Real Property or any part thereof to comply, with all Environmental Laws applicable to the Real Property, or the use or occupancy thereof, or any operations or activities therein or thereon. Between the date of this Agreement and the Closing Date, Seller shall duly obtain all permits, licenses and approvals required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property, comply fully with all such permits, licenses and approvals, and keep all such permits, licenses and approvals in full force and effect. Immediately after Seller obtains any information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property.
9.1.3All representations and warranties made by Seller in Section 8.1 above shall survive the Closing. Seller shall use its best efforts, in good faith and with diligence, to cause all of the representations and warranties made by Seller in Section 8.1 above to be true and correct on and as of the Closing Date. Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, that may be suffered or incurred by Buyer if any representation or warranty made by Seller in Section 8.1 above was untrue or incorrect in any respect when made or that may be caused by any breach by Seller of any such representation or warranty.
9.1.4Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or based on any failure by Seller to perform all obligations of Seller in accordance with the Leases, the Contracts or the Approvals before the Closing Date, or any breach, default or violation by Seller (or any event by Seller or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Seller) under the Leases, the Contracts or the Approvals that occurs before the

Closing Date, or any condition, event or circumstance relating to the Real Property that existed or occurred before the Closing Date, or any personal injury or property damage occurring in, on or about the Real Property before the Closing Date.
9.1.5Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses in any way arising from, relating to or connected with any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property that exists or occurs, or the onset of which exists or occurs, before the Closing Date. The foregoing indemnification shall include all expenses of investigation and monitoring, costs of containment, abatement, removal, repair, cleanup, restoration and remedial work, penalties and fines, attorneys' fees and disbursements, and other response costs.
9.1.6Between the date of this Agreement and the Closing Date, Seller shall not in any manner sell, convey, assign, transfer, encumber or otherwise dispose of the Real Property, the Leases, the Personal Property, the Contracts or the Approvals, or any part thereof or interest therein.
9.1.7Seller shall pay all commissions, fees and expenses due to CB Richard Ellis, in respect of the sale of the Property to Buyer or this Agreement. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder's fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby.
9.1.8Seller shall not dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of Delaware during the period commencing on the date of this Agreement and ending on the date that is twelve (12) months after the Closing Date; provided, however, that if Buyer gives Seller written notice of a claim under this Agreement on or before the expiration of such period, such covenant shall extend until the later to occur of (a) the date that is eighteen (18) months after the Closing Date, or (b) the date such claim has been satisfactorily resolved in Buyer's reasonable discretion.
9.1.9Seller shall cooperate with Buyer in connection with obtaining Lender's consent to the Assumption, including, without limitation, paying when due all costs associated with the Assumption, including any assumption fees, legal fees or other fees, penalties or expenses pertaining to the Assumption.
The indemnification obligations of Seller set forth in this Section 9.1 shall survive the Closing or the termination of this Agreement for any reason.
9.2Buyer. Buyer covenants and agrees with Seller as follows:
9.2.1All representations and warranties made by Buyer in Section 8.2 above shall survive the Closing. Buyer shall use its best reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Buyer in Section 8.2 above to be true and correct on and as of the Closing Date. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 8.2 above was untrue or incorrect in any respect when made or that may be caused by any breach by Buyer of any such representation or warranty.
9.2.2Subject to Seller's representations, warranties and covenants set forth in Section 8.1 above, Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or based on any failure by Buyer to perform all obligations of Buyer in accordance with the Leases or the Contracts arising or accruing on or after the Closing Date and during Buyer's ownership of the Property or any breach, default or violation by Buyer (or any event by Buyer or condition which, after notice or the passage of time, or both, would constitute a breach, default or violation by Buyer) under the Leases or the Contracts that occurs on or after the Closing Date and during Buyer's ownership of the Property.
10.Adjustments and Prorations.
10.1Generally. All taxes, including, without limitation, real estate taxes and personal property taxes, collected rents, laundry income, parking income, furniture rental, charges for utilities, including water, sewer, gas, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be prorated to the Date of Closing. If the amount of said taxes, assessments, or rents is not known on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, with a reapportionment as soon as the new amounts can be ascertained. Any deposits on utilities paid by Seller shall be returned to Seller. The foregoing provisions of this Section 10.1 shall not apply to any taxes, assessments, or other payments which are directly payable by tenants under their leases or reimbursable by such tenants to the owner of the Property, as landlord, under their leases. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer.
10.2Rental Income. Rental income from the Property (including, without limitation, laundry income, late fees and charges, and all other payments received from tenants under or in connection with the Leases) shall be prorated as of the Closing Date. Non-delinquent rents shall be prorated to the Closing Date. Rents delinquent as of the Closing Date, but collected later, shall be prorated as of the Closing Date when collected. Rents collected after the Closing Date from tenants whose rental was delinquent at the Closing Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent at the Closing Date. Rents collected after the Closing Date to which Seller is entitled shall be promptly paid to Seller. For a period of sixty (60) days after the

Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Closing Date with no obligation to incur any expenses or commence litigation to collect such rents. Commencing as of sixty one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Closing Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer's operation of the Property. With respect to security deposits, if any, made by tenants at the Property, Buyer shall receive credit therefor at Closing.
10.3Proration Period. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Close of Escrow are discovered subsequent to the Close of Escrow, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Close of Escrow and the proper party reimbursed.
10.4Rent Ready Adjustments. Not more than forty‑eight (48) hours prior to Close of Escrow, a representative of Buyer and Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated on or before five (5) days prior to Close of Escrow, Seller shall, at Seller's option, either (i) make such unoccupied rental unit into a “rent ready” condition, or (ii) provide Buyer with a credit against the Purchase Price due at Closing, which credit shall be equal to the amount (to be reasonably estimated by Buyer), if any, reasonably required to put the unoccupied rental units in “rent-ready” condition; provided, however, that such credit shall not exceed One Thousand Dollars ($1,000.00) per unoccupied rental unit. With respect to any rental unit that is vacated later than five (5) days prior to Close of Escrow, Seller shall have no responsibility or liability to put such unoccupied rental unit into a “rent ready” condition, and Seller shall not be required to compensate Buyer if such unit is not “rent ready” condition as of Close of Escrow. As used herein, “'rent ready' condition” means Seller's practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.
11.Closing Documents
11.1Seller's Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Escrow Holder prior to Closing the following documents:
11.1.1Warranty Deed. A warranty deed with respect to the Property in the form of attached Exhibit “D” (the “Warranty Deed”);
11.1.2Assignment and Assumption of Leases, Contracts and Approvals. An assignment of all of Seller's right, title and interest in and to the Leases, Contracts and Approvals in the form of attached Exhibit “E” (“General Assignment”);
11.1.3Bill of Sale. A bill of sale and general assignment in the form of attached Exhibit “F”, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to the Personal Property and the Intangible Property;
11.1.4Non-Foreign Certificate. A certification that Seller is not a non-resident aliens (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), in the form of attached Exhibit “G”;
11.1.5Tenant Notices. Notices to the tenants under all Leases of the occurrence of the sale of the Property in the form of attached Exhibit “H”, as may be modified at the reasonable request of Buyer to conform to the requirements of applicable law; and
11.1.6Assignment and Assumption of Loan. Such documents as are reasonably necessary to effectuate the Assumption.
11.2Buyer's Deliveries. Conditioned upon performance by Seller hereunder, Buyer shall execute and deliver to Escrow Holder prior to Closing the General Assignment and such documents as are reasonably necessary to effectuate the Assumption.
11.3Other Closing Documents. Each party shall deliver to the other party or Escrow Holder such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or Escrow Holder may reasonably request.
11.4Closing Documents. All documents to be delivered to Escrow Holder pursuant to this Section 11 shall hereinafter be referred to as “Closing Documents”.
12.Costs. Seller shall pay all real estate transfer taxes, the cost of all documentary stamps, the cost to prepare the title abstract and the costs of a standard ALTA Owner's Policy of Title Insurance and any endorsements to the title policy (to the extent that such endorsements are necessary to cure any Title Objections). Buyer shall pay the incremental cost for extended ALTA title insurance coverage, if desired, and the cost of any endorsements to the title policy (if requested by Buyer). Seller and Buyer shall each pay one‑half (1/2) of (i) Escrow Holder's escrow fee (excluding charges assessed by Escrow Holder for special services, which shall be paid by the party requesting or using such special services), (ii) all recording fees, and (iii) other closing costs. Each party shall pay its own attorney's fees.
13.Casualty or Condemnation. If, before the Closing Date, (i) the improvements on the Real Property are materially damaged by any casualty, as reasonably determined by Buyer, or (ii) proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property, as reasonably determined by Buyer, Buyer shall have the right, by giving notice to Seller within sixty (60) days after Seller gives written notice of the casualty or condemnation to Buyer, to terminate this Agreement, in which event this Agreement shall automatically terminate. If, before the Closing Date, (a) the improvements on the Real

Property are damaged by any casualty, but not in a material manner, (b) proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or (c) Buyer has the right to terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, one of the following shall occur, as applicable: (1) the full repair and restoration cost, as reasonably determined by Buyer, shall be a credit to Buyer against the total Purchase Price for the Property, or (2) the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer immediately after the occurrence of any damage to the improvements on the Real Property by any casualty or the commencement of any eminent domain proceedings. Buyer shall have a period of sixty (60) days after Seller has given the notice to Buyer required by this Section 13 to make the determination as to whether to terminate this Agreement. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section 13 and the period of thirty (30) days described in this Section 13 has expired.
14.Attorneys' Fees. In any action to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and costs.
15.Assignment. Except as provided below, Buyer shall have no right to assign this Agreement or to appoint a nominee to act as Buyer under this Agreement without first obtaining the prior written consent of Seller, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Buyer shall have the right, without first obtaining Seller's consent, by giving notice to Seller before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Property at the Closing in accordance with this Agreement to (i) any one or more of the shareholders, members or principals of Buyer or any of its affiliates, (ii) an entity owned and controlled by Buyer or any of its affiliates, or any of the shareholders, members or principals of Buyer or any of its affiliates, or (iii) a wholly owned subsidiary of Steadfast Income REIT, Inc., a Maryland corporation.
16.Waiver. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.
17.Governing Law; TIME. This Agreement shall be construed under the laws of the State of Iowa. As used in this Agreement, the term “business days” shall mean all days other than Saturdays, Sundays, national holidays, and holidays observed in California or in the state in which the Real Property is located, or both. All periods of time referred to in this Agreement shall include all business and non-business days unless such period of time specifies business days; provided, however, that if the date or last date to perform any act or give a notice with respect to the Agreement shall fall on a day that is not a business day, such act or notice may be timely performed or given on the next succeeding business day.
18.Notices. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address set forth below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

To Seller:	Windsor on the River, LLC 5400 W. Elm Street, Suite 110 McHenry, Illinois 60050 Attn: Brian G. Cunat Fax No.: (815) 385-2068 Telephone No.: (815) 385-3192
To Buyer:	Steadfast Asset Holdings, Inc. 18100 Von Karman, Suite 500 Irvine, California 92612 Attn: Ana Marie del Rio, Esq. Fax No.: (949) 852‑0143 Telephone No.: (949) 852‑0700
With a copy to:	Garrett DeFrenza Stiepel LLP 695 Town Center Drive, Suite 500 Costa Mesa, California 92626 Attn: Marcello F. De Frenza, Esq. Fax No.: (714) 384‑4320 Telephone No.: (714) 384‑4300
19.Entire Agreement. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.
20.Counterparts; Copies. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
21.Authority. The individual(s) executing this Agreement on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Agreement.
22.Record Access and Retention.
22.1Seller shall provide to Buyer (at Buyer's expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by

Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer's auditor to conduct an audit, in accordance with Rule 3‑14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus one (1) prior calendar year (provided, however, such audit shall not include an audit of management fees or interest expenses attributable to the Seller). Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer's auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller's operating statements of the Property, at Buyer's expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller's obligation to maintain its records for use under this Section 22.1 shall be an on-going condition to Closing for Buyer's benefit until Close of Escrow. Seller shall maintain its records for use under this Section 22.1 for a period of not less than one (1) year after the Closing Date. The provisions of this Section shall survive Closing.
22.2If Seller fails to make available to Buyer records or other information as required pursuant to Section 22.1 above within two (2) business days after Buyer's request for the same, the Due Diligence Period shall be extended one (1) day for each day such records or other information is not made available to Buyer. If the Due Diligence Period is extended by virtue of the foregoing such that the Closing Date will occur less than ten (10) days after the expiration of the extended Due Diligence Period, the Closing Date shall be automatically extended to the date that is ten (10) days after the expiration of such extended Due Diligence Period; provided, however, that Buyer shall have the option, in its sole and absolute discretion, to require that the Close of Escrow occur earlier than such extended Closing Date by giving written notice thereof to Seller and Escrow Holder.
As provided above, Seller's obligations under this Section 22 shall be ongoing through and after the Closing Date and shall constitute a condition to Closing for Buyer's benefit until Close of Escrow.
23.Contract Consideration.
Buyer shall deliver to Escrow Holder, in addition to and as part of Buyer's delivery to Escrow Holder of the Initial Deposit, the sum of ONE HUNDRED AND 00/100 DOLLARS ($100.00) (“Independent Contract Consideration”). Escrow Holder shall deliver the Independent Contract Consideration to Seller immediately following receipt from Buyer without the need for further instruction from the parties. The parties have bargained for and expressly agree that the rights and obligations of each party contained in this Agreement, including, without limitation, Buyer's obligations to deliver the Independent Contract

Consideration to Seller and the Initial Deposit to Escrow Holder, constitute sufficient consideration for the other party's execution, delivery and obligations under this Agreement, including without limitation, Buyer's exclusive right to inspect and purchase the Property pursuant to this Agreement and all contingencies and conditions of Closing for the benefit of Buyer set forth in this Agreement.

Seller Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions
dated October 21, 2011 between Windsor on the River, LLC
and Steadfast Asset Holdings, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

SELLER: WINDSOR ON THE RIVER, LLC, a Delaware limited liability company By: /s/ Brian G. Cunat Name: Brian G. Cunat Its: Manager, President

STATE OF FLORIDA    )
)ss.
COUNTY OF COLLIER    )
On October 25, 2011, before me, Fonda Taylor, a Notary Public personally appeared Brian G. Cunat, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Florida that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Fonda Taylor
Notary Public                            (SEAL)

Buyer Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions
dated October 21, 2011 between Windsor on the River, LLC
and Steadfast Asset Holdings, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.
BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By: /s/ Ana Marie del Rio
Name:     Ana Marie del Rio
Its: Vice President

STATE OF CALIFORNIA    )
)ss.
COUNTY OF ORANGE    )
On October 24, 2011, before me, Mona Salama, a Notary Public personally appeared Ana Marie del Rio, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Mona Salama
Notary Public                        (SEAL)

Escrow Officer Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions
dated October 21, 2011 between Windsor on the River, LLC
and Steadfast Asset Holdings, Inc.

THE UNDERSIGNED HEREBY ACCEPTS THE FOREGOING PURCHASE AND SALE AGREEMENT AS OF OCTOBER 27, 2011, AND AGREES TO ACT AS ESCROW HOLDER IN ACCORDANCE THEREWITH.
FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Ryan Hahn
Ryan Hahn, Escrow Officer

EXHIBIT "A"
Description of Real Property
Real property in the City of Cedar Rapids, County of Linn, State of Iowa, described as follows:
Lot 1 of Windsor-on-the-River First Addition to Cedar Rapids, Iowa, and Lot 2 and Lot 3 of Windsor-on-the-River Second Addition to Cedar Rapids, Iowa, and Lot 4 of Windsor-on-the-River Third Addition to Cedar Rapids, Iowa, and Lot 5 of Windsor-on-the-River Fourth Addition to Cedar Rapids, Iowa; all in Linn County, Iowa

EXHIBIT "A"

EXHIBIT “B”
Personal Property Description

[Attached]

EXHIBIT "B"

EXHIBIT “C”
DUE DILIGENCE DOCUMENTS

[Attached]

EXHIBIT "C"

EXHIBIT “D”
Form of Warranty Deed

WARRANTY DEED
Recorder's Cover Sheet

Preparer Information: (name, address and phone number)
Marcello F. De Frenza, Esq.
Garrett DeFrenza Stiepel LLP
695 Town Center Drive, Ste. 500
Costa Mesa, CA 92626

Taxpayer Information: (name and complete address)
Steadfast Companies
18101 Von Karman Ave., Ste. 500
Irvine, CA 92612
Attn: Real Estate Dept.

Return Document To: (name and complete address)
Marcello F. De Frenza, Esq.
Garrett DeFrenza Stiepel LLP
695 Town Center Drive, Ste. 500
Costa Mesa, CA 92626

Grantor:
WINDSOR ON THE RIVER, LLC, a Delaware limited liability company

Grantee:
[_______________________]

Legal Description: See Page ___

EXHIBIT "D"

Prepared by: Marcello F. De Frenza, Esq. 695 Town Center Drive, Ste. 500, Costa Mesa, CA 92626
Address Tax Statement to: 18101 Von Karman Ave., Ste. 500, Irvine, CA 92612 Attn: Real Estate Dept.

WARRANTY DEED
For the consideration of Ten and No/100 Dollars ($10.00) and other valuable consideration,
WINDSOR ON THE RIVER, LLC, a Delaware limited liability company (“Grantor”), does hereby convey to _______________________ (“Grantee”), that certain real property located in the City of Cedar Rapids, Linn County, Iowa and more particularly described on Exhibit “1” attached hereto and made a part hereof.

TOGETHER with the tenements, hereditaments, and appurtenances thereunder belonging or in anywise appertaining thereto.
Grantor does hereby covenant with Grantee, and its successors-in-interest, that
Grantor does hold the real estate by title in fee simple; that it has good and lawful authority to sell and convey the real estate; that the real estate is free and clear of all liens and encumbrances except as may be above stated; and Grantor further covenants to warrant and defend the real estate against the lawful claims of all persons except as may be above stated.

Words and phrases herein, including acknowledgment hereof, shall be construed as in the singular or plural number, and as masculine or feminine gender, according to the context.

The Grantor is a [_______________________]-managed limited liability company under the laws of the State of Delaware, and the undersigned has authority under the Grantor's [_______________________] to execute and deliver this instrument transferring the real estate. This conveyance has been approved by the [_______________________] of Grantor.

IN WITNESS WHEREOF, Grantor has executed this Warranty Deed as of ___________, 20___.

GRANTOR:	WINDSOR ON THE RIVER, LLC, a Delaware limited liability company By: Name: Its:

EXHIBIT "D"

STATE OF     )
)    ss.
COUNTY OF     )
On                 , before me,                         , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of ____________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                        (SEAL)

EXHIBIT "D"

Exhibit “1”

Legal Description

Real property in the City of Cedar Rapids, County of Linn, State of Iowa, described as follows:
Lot 1 of Windsor-on-the-River First Addition to Cedar Rapids, Iowa, and Lot 2 and Lot 3 of Windsor-on-the-River Second Addition to Cedar Rapids, Iowa, and Lot 4 of Windsor-on-the-River Third Addition to Cedar Rapids, Iowa, and Lot 5 of Windsor-on-the-River Fourth Addition to Cedar Rapids, Iowa; all in Linn County, Iowa

EXHIBIT "D"

EXHIBIT “E”
Form of Assignment of Leases
ASSIGNMENT AND ASSUMPTION
OF LEASES, CONTRACTS AND APPROVALS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND APPROVALS (this “Assignment”) is made as of the      day of         , 20__, by and between WINDSOR ON THE RIVER, LLC, a Delaware limited liability company (“Assignor”), and _____________________________, a(n) ______________________ (“Assignee”).
W I T N E S S E T H:
For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.Assignor hereby sells, transfers, assigns and conveys to Assignee the following:
a.All right, title and interest of Assignor in and to those certain leases described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”), relating to the leasing of space in or on that certain land and improvements located in the County of Linn, State of Iowa, more particularly described in Exhibit A attached hereto, and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security and other deposits held by Assignor under the Leases and not credited to Assignee under the Purchase Agreement (defined below) or credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Leases.
b.To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).
c.To the extent assignable, all right, title and interest of Assignor in and to those certain approvals, plans, studies and surveys set forth on Exhibit D attached hereto and made a part hereof (collectively, the “Approvals”).
2.This Assignment is given pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase Agreement”) dated as of October ____, 2011, between Assignor and Assignee, providing for, among other things, the conveyance of the Leases, the Contracts and the Approvals.
3.Assignee hereby accepts the assignment of the Leases, the Contracts and the

EXHIBIT "E"

Approvals and agrees to assume and discharge, in accordance with the terms thereof, (a) all of the obligations thereunder from and after the date hereof.
4.Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations under the Leases, the Contracts or the Approvals relating to periods prior to the date hereof.
5.In any action to enforce the provisions of this Assignment, the prevailing party shall be entitled to an award of its attorneys' fees and costs. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns. Any alteration, change or modification of or to this Assignment, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged. No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable. This Assignment shall be governed by the laws of the State of Iowa.
IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR: WINDSOR ON THE RIVER, LLC, a Delaware limited liability company By: Name: Its:	ASSIGNEE: By: Name: Its:

Exhibit  A    Leases
Exhibit B    Description of the Property
Exhibit C    Contracts
Exhibit D    Approvals

ACKNOWLEDGEMENTS ON NEXT PAGE

EXHIBIT "E"

STATE OF ___________________    )
)    ss.
COUNTY OF _______________    )
On                 , before me,                         , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                        (SEAL)

STATE OF ___________________    )
)    ss.
COUNTY OF _______________    )
On                 , before me,                         , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                        (SEAL)

EXHIBIT "E"

Exhibit A

Leases

[To be Attached]

EXHIBIT "E"

Exhibit B

Description of the Property

Real property in the City of Cedar Rapids, County of Linn, State of Iowa, described as follows:
Lot 1 of Windsor-on-the-River First Addition to Cedar Rapids, Iowa, and Lot 2 and Lot 3 of Windsor-on-the-River Second Addition to Cedar Rapids, Iowa, and Lot 4 of Windsor-on-the-River Third Addition to Cedar Rapids, Iowa, and Lot 5 of Windsor-on-the-River Fourth Addition to Cedar Rapids, Iowa; all in Linn County, Iowa

EXHIBIT "E"

Exhibit C

Contracts

[To be Attached]

EXHIBIT "E"

Exhibit D

Approvals

[To be Attached]

EXHIBIT "E"

EXHIBIT “F”
Form of Bill of Sale and General Assignment
BILL OF SALE AND GENERAL ASSIGNMENT
Know all men by these presents, that WINDSOR ON THE RIVER, LLC, a Delaware limited liability company(“Grantor”), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does bargain, sell, grant, transfer, assign, and convey to _________________________ (“Grantee”) all of its right, title, and interest, if any, in and to any and all (i) tangible personal property owned by Grantor and now at, in or upon or used in connection with the property commonly known as 2200 Buckingham Drive NW, located in the City of Cedar Rapids, County of Linn and State of Iowa (“Property”), and more particularly described on Exhibit A attached hereto, and (ii) intangible personal property in connection with or arising out of the ownership of the Property.
IN WITNESS WHEREOF, Grantor has executed this Bill of Sale and General Assignment as of the ____ day of ___________________, 20__.

WINDSOR ON THE RIVER, LLC, a Delaware limited liability company By: Name: Its:

STATE OF ___________________)
)    ss.
COUNTY OF _______________    )

On                 , before me,                 , a Notary Public personally appeared __________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                        (SEAL)

EXHIBIT "F"

Exhibit A

Legal Description

Real property in the City of Cedar Rapids, County of Linn, State of Iowa, described as follows:
Lot 1 of Windsor-on-the-River First Addition to Cedar Rapids, Iowa, and Lot 2 and Lot 3 of Windsor-on-the-River Second Addition to Cedar Rapids, Iowa, and Lot 4 of Windsor-on-the-River Third Addition to Cedar Rapids, Iowa, and Lot 5 of Windsor-on-the-River Fourth Addition to Cedar Rapids, Iowa; all in Linn County, Iowa

EXHIBIT "F"

EXHIBIT “G”
Form of Non-Foreign Certificate
CERTIFICATE OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform             , a(n)                  (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by WINDSOR ON THE RIVER, LLC, a Delaware limited liability company (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor's U.S. employer identification number is _____________; and
3.    Transferor's office address is ________________________________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned's knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.
Dated as of ____________________, 20__.

WINDSOR ON THE RIVER, LLC, a Delaware limited liability company By: Name: Title:

EXHIBIT "G"

STATE OF ___________________    )
)    ss.
COUNTY OF _______________    )

On                 , before me,             , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                        (SEAL)

EXHIBIT "G"

EXHIBIT “H”
Form Of Tenant Notice

____________________, 20__

TO:

Re:    Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as 2200 Buckingham Drive NW, Cedar Rapids, Iowa (“Property”) has this date been sold and the ownership transferred.
In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit in the amount of $__________, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to “_____________” and mailed to __________________________. In addition, all questions or other matters regarding your lease should be directed to the ___________________ at (_____) ____________________.
Thank you for your cooperation.

Very truly yours, WINDSOR ON THE RIVER, LLC, a Delaware limited liability company By: Name: Title:

EXHIBIT "H"

SCHEDULE 1
LEASES
[Attached]

SCHEDULE "1"

SCHEDULE 2
VENDORS
[Attached]

SCHEDULE "2"